EXHIBIT 99.1

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Oxbridge Re Holdings Reports Fourth Quarter and Full Year  2021 Results

GRAND CAYMAN, Cayman Islands (March 30th, 2022) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), (the “Company”), a provider of reinsurance solutions primarily to property and casualty insurers, reported strong performance for the year ended December 31, 2021.

2021 HIGHLIGHTS:

•	Net income of $8.6 million ($1.49 per share), up from a loss of $0.01 per share in 2020
•	Investment in a special purpose acquisition company, Oxbridge Acquisition Corp. (“OXAC”) formed to invest in disruptive technology markets with a particular focus in the blockchain, insurtech and artificial intelligence sectors
•	Balance sheet remains strong, with cash and restricted cash of $5.4 million and no debt
•	Unrealized gain of $9.2 million on OXAC due to fair value gains
•	Premium income rises on acceleration of premium recognition and higher contract rates
•	Overall profitable underwriting in 2021, despite loss suffered from Hurricane Ida
•	Current sidecar investors on track for another profitable contract year

“Our core reinsurance business remained strong through the year despite the 2021 Atlantic hurricane season being the third most active Atlantic hurricane season on record. In addition, our sidecar investors continue to be on track for a profitable return for the contract year ending May 31, 2022”, said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu.  “Looking ahead, we remain highly optimistic about the long-term prospects for our business”.

Financial Performance

For the year ended December 31, 2021, the Company generated net income of $8.6 million or $1.49 per basic and diluted common share compared a loss of $(50,000) or $(0.01) per basic and diluted common share in 2020. For the three months ended December 31, 2021, net income was $1.6 million or $0.27 per basic and diluted common share compared to $181,000 or $0.03 per basic and diluted common share in the same period of the prior year. The significant gain in net income in 2021 is primarily due to the unrealized gain of $9.2 million on the Company’s beneficial interest in OXAC that is measured at fair value.

Net premiums earned for the year ended December 31, 2021 increased to $965,000 from $893,000 in the prior year. For the three months ended December 31, 2021 net premiums earned were $210,000 compared to $247,000 in the prior year. The increase in 2021 is due to both the triggering of a limit loss on one of the Company’s reinsurance contracts during the year, thus accelerating premium recognition under such contract, as well as higher rates on reinsurance contracts compared with the prior year.

Total expenses, including loss and loss adjustment expenses, policy acquisition costs and general and administrative expenses were $1.6 million in 2021 compared to $1.1 million in 2020. The increase is primarily to losses incurred as a result of Hurricane Ida, as well as an allowance for uncollectible premiums of $181,000 due to one of the Company’s ceding insurers being ordered into receivership subsequent to the year end.

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For the three months ended December 31, 2021 total expenses were $482,000 compared to $289,000 in the same prior year period.  The increases are primarily due to losses incurred as a result of Hurricane Ida, an allowance for uncollectible premiums of $181 thousand due to one of the Company’s ceding insurers ordered into receivership subsequent to the year end, and expense fluctuations during the year.

At December 31, 2021, cash and cash equivalents, and restricted cash and cash equivalents, totaled $5.4 million compared with $7.5 million at December 31, 2020. Restricted cash and cash equivalents decreased at December 31, 2021 due to the net result of the withdrawal of collateral on expiry of contract, and the deposit of collateral for new treaty period during the year ended December 31, 2021.

Solid Financial Ratios

Loss Ratio.  The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. For the year ended December 31, 2021 the loss ratio increased to 16.4% compared to 0.0% in the prior year. The increase is due wholly to the limit losses suffered on one of the Company’s reinsurance contracts as a result of Hurricane Ida, partially offset by a higher denominator in net premiums earned, compared with the prior year.

Acquisition Cost Ratio. The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs with net premiums earned. The acquisition cost ratio remained consistent at 11.0% in both years.

Expense Ratio. The expense ratio, which measures operating performance, compares policy acquisition costs and general and administrative expenses with net premiums earned. The expense ratio increased to 146.2% for the year ended December 31, 2021 from 126.1% in 2020. The increase is primarily due to an allowance for uncollectible premiums of $181,000 due to one of the Company’s ceding insurers being ordered into receivership subsequent to the year end.

Combined ratio. The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. The combined ratio increased to 162.6% for the year ended December 31, 2021 from 126.1% in the prior year. The increase is primarily due to the increase in loss ratio during 2021 as a result of a limit loss suffered under a reinsurance contract as well as the recording of an allowance for uncollectible premiums of $181,000 as a result of one of the Company’s ceding insurers ordered into receivership subsequent to the year end.

Conference Call

Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: March 30, 2022

Time: 4.30 p.m. Eastern time

Toll-free number: 888-506-0062

International number: 973-528-0011

Participant Access Code: 875808

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Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Issuer Direct at 919-481-4000 or webcast@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until April 29, 2022.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Conference ID: 44998

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re’s licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts and it makes investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following: our significant indirect investment in Oxbridge Acquisition Corp., a blank check company commonly referred to as a special purpose acquisition company , whereby we will suffer the loss of all of our investment if Oxbridge Acquisition Corp. does not complete an acquisition by November 16, 2022 (subject to an extension through to May 16, 2023; our use of fair value accounting of our indirect investment in Oxbridge Acquisition Corp. which would result in income statement volatility if a business combination is not completed; and the other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2022, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

At December 31, 2021	At December 31, 2020
Assets		
Investments:		
Equity securities, at fair value (cost : $1,522 and $965)	577	787
Cash and cash equivalents	3,527	5,562
Restricted cash and cash equivalents	1,891	1,914
Accrued interest and dividend receivable	-	1
Premiums receivable	284	464
Other investments	11,173	-
Deferred policy acquisition costs	38	45
Operating lease right-of-use assets	135	222
Prepayment and other assets	50	75
Property and equipment, net	9	13
Total assets	$ 17,689	9,083
Liabilities and Shareholders' Equity		
Liabilities:		
Notes payable to noteholders	216	216
Unearned premiums reserve	350	411
Operating lease liabilities	135	222
Accounts payable and other liabilities	337	209
Total liabilities	1,038	1,058
Shareholders' equity:		
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,749,587 and 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,355	32,294
Accumulated Deficit	(15,710)	(24,275)
Total shareholders' equity	16,651	8,025
Total liabilities and shareholders' equity	$ 17,689	9,083

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

 Consolidated Statements of Operations

(Unaudited)

(expressed in thousands of U.S. Dollars, except per share amounts)

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